UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2007

ISONICS CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.
5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including
Area code

Not applicable

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 — Entry Into A Material Definitive Agreement

Agreement With Cornell Capital

On February 19, 2007, Isonics Corporation (“Isonics” or the “Company”) entered into an agreement with Cornell Capital Partners, L.P. (“Cornell”) by which Cornell waived existing circumstances which, if declared by Cornell may have constituted an event of default under the terms of various financing documents entered between Isonics and Cornell in May, June and November 2006.  Those financing documents included 6% convertible debentures in a total principal amount of $16,000,000 and common stock warrants exercisable at $5.00 per share (for 500,000 shares, as adjusted for the reverse stock split reported in Item 3.03, below), $7.00 per share (for 750,000 shares as adjusted) and $8.00 per share (750,000 shares as adjusted).

The circumstances that might have constituted an event of default if not waived by Cornell included such things as a failure to meet certain registration deadlines, a failure to meet certain time limits established for obtaining shareholder approval of an increase in authorized common stock, and other events.  Cornell also waived the liquidated damages associated with those potential defaults.  In addition, Cornell waived its right of first refusal with respect to certain contemplated financing activities, and waived certain adjustment provisions to its 6% convertible debentures and warrants as a result of the approval of the 2007 Restructuring Equity Plan and the issuance of options thereunder as described below.  Finally, Cornell also agreed to participate in a contemplated financing if required.

Although Cornell waived the event of default relating to a failure to meet certain registration requirements, Cornell retained the right to demand compliance with those registration requirements upon 60 days notice.  Isonics also amended the terms of the $7.00 warrants and the $8.00 warrants held by Cornell so that, upon the first conversion by Cornell of its 6% debentures, the exercise price of those warrants will be adjusted to the average of the two lowest daily VWAPs of the common stock during the five trading days prior to such conversion (as those terms are defined in the 6% debenture) to the extent that the average of the two lowest daily VWAPs are in fact lower than the exercise price at the time of conversion.

Employment Agreements

Isonics entered into certain agreements regarding settlement of certain pre-existing employment arrangements, to employ a part-time chairman, and amended employment arrangements with certain continuing officers as described in Item 5.02, below.

Item 3.03 - Material Modification to Rights of Security Holders

On February 13, 2007, Isonics effected a one-for-four reverse stock split of its common shares upon the filing of a certificate of amendment to its articles of incorporation with the California Secretary of State.  As reported within the Form 8-K filed January 29, 2007, as a result of the reverse stock split, effective February 13, 2007, every four shares of the Company’s issued and outstanding common stock was automatically combined into one issued and outstanding share without any change in the par value of such shares.  No fractional shares will be issued in connection with the reverse stock split.  Shareholders who are entitled to a fractional share will receive a whole share.

The reverse split affected all of the holders of our common stock uniformly and did not affect any shareholder’s percentage of ownership interest in the Company, except to the extent that the reverse split resulted in any holder being granted a whole share for any fractional share that resulted from the reverse split.

As of the opening of the Nasdaq Capital Market on February 13, 2007, the Company’s common shares began trading on a split-adjusted basis.  The common shares will trade under the symbol “ISOND” for a period of twenty trading days.

Isonics currently has 11 registration statements on Form S-3 or Form S-8 that register the resale of common stock and common stock underlying convertible debentures, options or warrants.  The SEC allows us to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering covered by registration statements filed on Form S-3 or Form S-8.  The information incorporated by reference is considered to be part of the prospectus including within those registration statements.  Information in this Form 8-K is therefore intended to be automatically incorporated into the outstanding Form S-3 and Form S-8 registration statements, thereby amending them.

Any shares of our common stock described in our registration statements shall be proportionately reduced and the exercise price of any warrants or options shall be proportionately increased by the reverse stock split.  The following is a list of our registration statements, by SEC file number, that are amended by the filing of this Form 8-K:

•                  Form S-3, File No. 333-115194, effective May 17, 2004;

•                  Form S-3, File No. 333-112952, effective March 8, 2004;

•                  Form S-3, File No. 333-114521, effective April 23, 2004;

•                  Form S-3, File No. 333-134816, effective November 20, 2006;

•                  Form S-3, File No. 333-132012, effective April 20, 2006;

•                  Form S-3, File No. 333-126231, effective July 26, 2005;

•                  Form S-3, File No. 333-132737, effective March 27, 2006;

•                  Form S-3, File No. 333-46542, effective October 10, 2000;

•                  Form S-8, File No. 333-74339, effective March 1999;

•                  Form S-8, File No. 333-52514 effective December 22, 2000; and

•                  Form S-8, File No. 333-128592, effective September 26, 2005.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)           On February 14, 2007, Isonics entered into a Settlement Agreement and Mutual Release with James E. Alexander, formerly Isonics’ chairman, president and chief executive officer, by which Mr. Alexander resigned those positions, terminated his employment contract with Isonics, and accepted the following package for continuing employment as a non-officer, non-director, consulting employee:

•                  Three payments of his normal monthly salary ($22,916 per month, subject to appropriate withholding), with the first payment to be made on February 28, 2007, and the remaining two payments to be made on or before the last day of the two months thereafter; and then twelve monthly payments of half salary ($11,458 per month, also subject to withholding); and

•                  250,000 shares of common stock from Isonics’ 2005 Stock Option Plan or its economic equivalent (subject to appropriate tax arrangements).

Mr. Alexander will continue as a non-executive employee during the period he is receiving the monthly payment, and has agreed to assist Isonics and its senior management in the transition to new management and the ongoing litigation with Grant Thornton LLP.  Mr. Alexander advised Isonics that he was resigning to pursue personal business opportunities.   In his settlement agreement, Mr. Alexander agreed to grant a proxy by which the president of Isonics can vote all shares of Isonics common stock beneficially owned by Mr. Alexander for approval of Isonics’ 2007 Restructuring Equity Plan (the “2007 Plan”) and for any amendment to the Isonics 2005 Stock Option Plan that may be proposed at the next meeting of shareholders.

Mr. Alexander surrendered his previously-issued options to acquire 335,000 (83,750 as adjusted for the reverse stock split) shares of common stock (including 215,000 (53,750 as adjusted for the reverse stock split) shares from Isonics’ 2005 Stock Option Plan) having exercise prices in excess of $4.60 (as adjusted for the reverse stock split) per share.

Isonics has provided Mr. Alexander with a copy of this disclosure, and he has advised Isonics that he desires to make no additional statements with respect thereto.  If Mr. Alexander does make an additional statement, it will be filed with an amendment to this Form 8-K.

(b)           On February 14, 2007, Isonics entered into a Settlement Agreement and Mutual Release with Boris Rubizhevsky, formerly Isonics’ senior vice president and vice chairman of the Board of Directors, by which Mr. Rubizhevsky resigned those positions, terminated his employment contract with Isonics, and accepted the following package for continuing employment as a non-officer, non-director, consulting employee:

•                  Three payments of his normal monthly salary ($20,750 per month, subject to withholding), with the first payment to be made on February 28, 2007, and the remaining two payments to be made on or before the last day of the two months thereafter; and then twelve monthly payments of half salary ($10,375 per month, also subject to withholding); and

•                  200,000 shares of common stock from Isonics’ 2005 Stock Option Plan or its economic equivalent (subject to appropriate tax arrangements).

Mr. Rubizhevsky will continue as a non-executive employee during the period he is receiving the monthly payment, and has agreed to assist Isonics and its senior management in the transition to new management and the ongoing litigation with Grant Thornton LLP.  In his settlement agreement, Mr. Rubizhevsky agreed to grant a proxy by which the president of Isonics can vote all shares of Isonics common stock beneficially owned by Mr. Rubizhevsky for approval of the 2007 Plan and amendment to the Isonics 2005 Stock Option Plan that may be proposed at the next meeting of shareholders.

Mr. Rubizhevsky surrendered his previously-issued options to acquire 533,750 (133,438 as adjusted for the reverse stock split) shares of common stock (including 215,000 (53,750 as adjusted for the reverse stock split) shares from Isonics’ 2005 Stock Option Plan) having exercise prices in excess of $4.60 (as adjusted for the reverse stock split) per share.

Isonics has provided Mr. Rubizhevsky with a copy of this disclosure, and he has advised Isonics that he desires to make no additional statements with respect thereto.  If Mr. Rubizhevsky does make an additional statement, it will be filed with an amendment to this Form 8-K.

(c)           On February 16, 2007, the Isonics Board of Directors appointed Christopher Toffales, 50, as a director and as chairman of the Board of Directors of Isonics pursuant to an employment agreement by which he will devote approximately half of his time to Isonics’ business.  Isonics agreed to pay him $10,000 per month for this work, and has issued to him options to purchase 2,250,000 shares of Isonics common stock (exercisable at $1.76 per share for a five year period) from the 2007 Plan, which options are subject to shareholder approval.  500,000 options vest immediately upon shareholder approval of the 2007 Plan; 750,000 options vest on April 30, 2008, and the remaining options vest proportionately over the twelve months ending April 30, 2009.  Mr. Toffales will receive a bonus of up to $250,000 during the year ending April 30, 2008, if he achieves certain milestones.  If Isonics terminates Mr. Toffales without cause, one-half of the unvested options will immediately vest.  If Isonics terminates Mr. Toffales without cause or fails to renew his employment agreement when it expires on April 30, 2009, the vested options remain exercisable for their full term.  In that case, Mr. Toffales would also be entitled to a severance payment equal to $120,000 plus the greater of either: (a) the $250,000 bonus for fiscal year 2008; or (b) the amount of his to-be-negotiated 2009 bonus pro-rated for the number of days in fiscal year 2009 that he was employed by Isonics.

Reference is hereby made to the Form 10-Q of Isonics for the quarter ended October 31, 2006 for a complete description of Mr. Toffales’ and Isonics’ ownership interests in, obligations to, duties with and management arrangements concerning SenseIt Corp (“SenseIt”).  There is no family relationship between Mr. Toffales and any other officer or director of Isonics.  Other than as described for SenseIt, there is no other potential conflicting relationship between Mr. Toffales and Isonics.

Mr. Toffales has been President and Director of CTC Aero, LLC, a defense advisory consulting firm, since 2003. He has served as a director of Irvine Sensors Corporation (“Irvine Sensors”) of Costa Mesa, California, since August 2004. Irvine Sensors (Nasdaq: IRSN) is involved in the design, development, manufacture and sale of miniaturized vision systems and electronic products for defense, security and commercial applications.  He served, from January 2004 to February 2007, as a director and Vice Chairman of Communications and Power Industries, Inc. a provider of military and commercial electronic products and its parent CPI International, Inc. (Nasdaq: CPII). From 1999 to 2003, Mr. Toffales was a Senior Vice President of DRS Technologies, Inc., a supplier of military electronics systems (including infrared imaging systems), and also served as President of DRS Technologies Systems Company, a subsidiary of DRS. From 1998 to 1999, Mr. Toffales was Vice President for Business Development of Lockheed Martin Fairchild Systems, an aerospace and defense firm. Prior to these positions, Mr. Toffales held various officer level positions at Lockheed Martin Corporation and Loral Fairchild Systems, both of which are aerospace and defense firms. Mr. Toffales holds a B.S. in Electrical Engineering from City College of New York.

(d)           Effective February 14, 2007, the Isonics Board of Directors appointed John Sakys, 38, president, chief operating officer and interim chief executive officer of Isonics.  Mr. Sakys was previously vice president and chief financial officer of Isonics and remains a full-time employee of Isonics.  Isonics issued to him options to purchase 400,000 shares of Isonics common stock (exercisable at $1.94 per share for a five year period) from the 2007 Plan.  The 2007 Plan and such options are subject to shareholder approval.  The Board also approved a six month severance payment to Mr. Sakys (payable to him over twelve months) should his employment with Isonics be terminated by Isonics without cause, or his employment with Isonics is terminated by Mr. Sakys upon a change of control or if the corporate offices move out of the Denver, Colorado metropolitan area.  In that case, his options remain exercisable for the entire five-year term.  Mr. Sakys surrendered his previously-issued options to acquire 332,812 (83,203 as adjusted for the reverse stock split) shares of common stock (including 125,000 (31,250 as adjusted for the reverse stock split) shares from Isonics’ 2005 Stock Option Plan) having exercise prices in excess of $3.60 (as adjusted for the reverse stock split) per share.  There are no family relationships between Mr. Sakys and any other officer or director of Isonics.  The board also approved Mr. Sakys taking a position on the Company’s Board of Directors to fill one of the two vacancies created by the resignation of Mr. Alexander and Mr. Rubizhevsky.

Mr. Sakys joined Isonics in May 2001 as controller. He was promoted to vice president, chief financial officer effective September 3, 2001, and he served as corporate secretary.  From September 2000 to April 2001 Mr. Sakys was controller of AuraServ Communications. From July 1998 to September 2000 Mr. Sakys was director of financial reporting for Media One, Inc. From December 1994 to July 1998 Mr. Sakys was an audit manager at Ernst and Young LLP.

Mr. Sakys received his Bachelors degree in Business Economics with an emphasis in accounting from the University of California at Santa Barbara and is a Certified Public Accountant.

                (e)           Effective February 14, 2007, the Isonics Board of Directors appointed Kenneth J. Deane, 37, as vice president, chief financial officer, and corporate secretary of Isonics.  Mr. Deane was previously Isonics’ director of financial reporting and remains a full-time employee of Isonics.  Isonics issued to him options to purchase 200,000 shares of Isonics common stock (exercisable at $1.94 per share for a five year period) from the 2007 Plan.  The 2007 Plan and such options are subject to shareholder approval.  The Board also approved a six month severance payment to Mr. Deane (payable to him over twelve months) should his employment with Isonics be terminated by Isonics without cause, or his employment with Isonics is terminated by Mr. Deane upon a change of control or if the corporate offices move out of the Denver, Colorado metropolitan area.  In that case, his options remain exercisable for the entire five-year term.  Mr. Deane surrendered his previously-issued options to acquire 95,000 (23,750 as adjusted for the reverse stock split) shares of common stock (including 45,000 (11,250 as adjusted for the reverse stock split) shares from Isonics’ 2005 Stock Option Plan) having exercise prices in excess of $4.60 (as adjusted for the reverse stock split) per share.  There are no family relationships between Mr. Deane and any other officer or director of Isonics.

Mr. Deane began working for Isonics in April 2005.  From March 1999 to March 2005 Mr. Deane was employed by Sun Microsystems, Inc., holding the position of senior finance manager immediately prior to departing the company.   From September 1993 to January 1999 Mr. Deane was employed by Deloitte & Touche LLP, holding the position of audit manager immediately prior to departing the entity.  Mr. Deane received his Bachelor of Science and Masters degrees in accounting from the University of Florida and is a Certified Public Accountant.

                (f)            Effective February 14, 2007, Lindsay Gardner, a vice president of Isonics and a member of its Board of Directors, assumed responsibility for Isonics’ homeland security products division in addition to her prior responsibilities.  Isonics issued to her options to purchase 200,000 shares of Isonics common stock (exercisable at $1.94 per share for a five year period) from the 2007 Plan.  The 2007 Plan and such options are subject to shareholder approval.  The Board also approved a six month severance payment to Ms. Gardner (payable to her over twelve months) should her employment with Isonics be terminated by Isonics without cause, or her employment with Isonics is terminated by Ms. Gardner upon a change of control or if the corporate offices move out of the Denver, Colorado metropolitan area.  In that case, her options remain exercisable for the entire five-year term.  Ms. Gardner surrendered her previously-issued options to acquire 193,014 (48,254 as adjusted for the reverse stock split) shares of common stock (including 70,000 (17,500 as adjusted for the reverse stock split) shares from Isonics’ 2005 Stock Option Plan) having exercise prices in excess of $4.00 (as adjusted for the reverse stock split) per share.  There are no family relationships between Ms. Gardner and any other officer or director of Isonics.

On February 18, 2007, Ms. Gardner also resigned from Isonics’ Board of Directors.  Ms. Gardner has served as a director since September 1993. Ms. Gardner became our vice president for corporate development and Life Sciences in October 2004 and November 2004, respectively.

From 2001 until September 2004, Ms. Gardner was director, corporate development and strategic planning for Menasha Corporation. From 1991 to 2001, Ms. Gardner was president of LG Associates, a U.S.-based management consulting firm providing strategic planning and materials management expertise to foreign company affiliates of U.S. companies in developing countries. During her tenure at LG Associates, Ms. Gardner resided in Moscow, Russia from September 1991 to January 1994, and Beijing, China from January 1994 to April 2000. From 1977 to 1991, Ms. Gardner worked for General Electric Corporation in a variety of management and functional positions including international marketing, quality assurance and supply chain management. Ms. Gardner received a Bachelors degree in International Economics from The George Washington University Elliott School of International Affairs and earned a Masters of Business Administration from the University of Louisville.

                Isonics has provided Ms. Gardner with a copy of this disclosure, and she has advised Isonics that she desires to make no additional statements with respect thereto.  If Ms. Gardner does make an additional statement, it will be filed with an amendment to this Form 8-K.

(g)           Effective February 14, 2007, the Isonics Board of Directors appointed Greg Meadows, 44, as vice president of business operations and corporate controller of Isonics.  Mr. Meadows previously was Isonics’ controller, will remain as a full-time employee and also continue to serve as Isonics’ controller.  In addition to his prior responsibilities, Mr. Meadows will take responsibility for managing Isonics’ Protection Plus Security Corporation subsidiary.  Isonics issued to him options to purchase 200,000 shares of Isonics common stock (exercisable at $1.94 per share for a five year period) from the 2007 Plan.  The 2007 Plan and such options are subject to shareholder approval.  The Board also approved a six month severance payment to Mr. Meadows (payable to him over twelve months) should his employment with Isonics be terminated by Isonics without cause, or his employment with Isonics is terminated by Mr. Meadows upon a change of control or if the corporate offices move out of the Denver, Colorado metropolitan area.  In that case, his options remain exercisable for the entire five-year term.  Mr. Meadows surrendered his previously-issued options to acquire 120,000 (30,000 as adjusted for the reverse stock split) shares of common stock (including 70,000 (17,500 as adjusted for the reverse stock split) shares from Isonics’ 2005 Stock Option Plan) having exercise prices in excess of $4.28 (as adjusted for the reverse stock split) per share.  There are no family relationships between Mr. Meadows and any other officer or director of Isonics.

Mr. Meadows began working for Isonics in March 2004 and has served as Isonics’ corporate controller since that time.  Prior to working for Isonics, Mr. Meadows served as treasurer of Sage Telecommunications for two years.  Prior to working with Sage Telecommunications, Mr. Meadows served as the controller of the construction division of Western Integrated Networks for two years.  Mr. Meadows holds a bachelor of science degree from Colorado State University and is a Certified Public Accountant.

(h)           On February 12, 2007, the Compensation Committee and the Board of Directors adopted the Isonics 2007 Restructuring Equity Plan, which is being used to provide options to purchase shares to Messrs. Sakys, Meadows and Deane and Lindsay Gardner in connection with their new responsibilities for Isonics, as well as the options issued to Mr. Toffales.  In addition, Isonics’ management may recommend to the Compensation Committee the issuance of additional options from the 2007 Plan to other members of senior management and employees of Isonics in connection with the management restructuring that is taking place as announced above.

The 2007 Plan provides for a maximum of 3,500,000 shares of common stock to be reserved to be issued upon the exercise of options (“Options”) or the grant of stock bonuses (“Bonuses”).  Adoption by the Board of Directors is contingent upon obtaining shareholder approval. The 2007 Plan includes two types of Options. Options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) are referred to as “Incentive Options.”  Options, which are not intended to qualify as Incentive Options are referred to as “Non-Qualified Options.” Bonuses, which may also be granted under the 2007 Plan, are the outright issuance of shares of Common Stock.

The Company currently has an additional active plan, the 2005 Stock Option Plan, which was approved by its shareholders in April 2005.  The other plans have expired, although there are options outstanding under the 1996 Executive’s Equity Incentive Plan and the 1996 Equity Incentive Plan.  Those plans will remain in effect for options granted under those plans that remain outstanding.

Isonics plans to seek shareholder approval of the 2007 Plan no later than the next annual shareholders meeting: (i) to satisfy the contingency to the Board of Directors’ adoption of the 2007 Plan; (ii) to permit the issuance of Options which will qualify as Incentive Options pursuant to the Code; and (iii) to comply with Nasdaq Rule 4350, which requires shareholder approval of equity compensation plans in which officers may participate.

The 2007 Plan is intended to provide incentives to officers, employees and other persons, including consultants and advisers, who contribute to the success of Isonics by offering them the opportunity to acquire an ownership interest in it.  The Board of Directors believes that this also will help to align the interests of Isonics’ management and employees with the interests of its shareholders as a result of the management restructuring that has taken place as described herein.

The 2007 Plan is administered by the Compensation Committee (“the Committee”).  If the Committee is terminated, the Board of Directors will administer the 2007 Plan.  In addition to determining who will be granted Options or Bonuses, the Committee has the authority and discretion to determine when Options and Bonuses will be granted and the number of Options and Bonuses to be granted.  The Committee also may determine a vesting and/or forfeiture schedule for Bonuses and/or Options granted, the time or times when each Option becomes exercisable, the duration of the exercise period for Options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the 2007 Plan. The Committee may determine the purchase price of the shares of common stock covered by each Option and determine the Fair Market Value per share.  The Committee also may impose additional conditions or restrictions not inconsistent with the provisions of the 2007 Plan.  The Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the 2007 Plan.  If the number of shares reserved under the 2007 Plan is increased by the Committee, shareholder approval must be obtained on the amendment to increase the shares reserved.

The Committee also has the power to interpret the 2007 Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.

The grant of Options or Bonuses under the 2007 Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient’s employment, although a specific grant of Options or Bonuses may provide that termination of employment or cessation of service as an employee, officer, or consultant may result in forfeiture or cancellation of all or a portion of the Bonuses or Options.

In the event a change, such as a stock split, is made in our capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested bonuses and in the exercise price and in the number of shares subject to each outstanding Option.  The Committee also may make provisions for adjusting the number of bonuses or underlying outstanding Options in the event we effect one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of our outstanding Common Stock.  Options and Bonuses may provide that in the event of the dissolution or liquidation of Isonics, a corporate separation or division or the merger or consolidation of Isonics, the holder may exercise the Option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the Committee may provide that each Option granted under the 2007 Plan shall terminate as of a date fixed by the Committee.

The exercise price of any Option granted under the 2007 Plan must be no less than 100% of the “fair market value” of our Common Stock on the date of grant.  Any Incentive Stock Option granted under the 2007 Plan to a person owning more than 10% of the total combined voting power of the Common Stock shall be at a price of no less than 110% of the Fair Market Value per share on the date of grant.

The exercise price of an Option may be paid in cash, in shares of our Common Stock or other property having a fair market value equal to the exercise price of the Option, or in a combination of cash, shares and property.  The Committee shall determine whether or not property other than cash or Common Stock may be used to purchase the shares underlying an Option and shall determine the value of the property received.

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)           As outlined in Item 3.03 above, Isonics effected a one-for-four reverse split of its common stock on February 13, 2007 by filing a Certificate of Amendment to our Articles of Incorporation with the California Secretary of State.  The Amendment became effective on February 13, 2007.   A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro forma financial information.

Not applicable.

(c)           Shell company transactions.

Not applicable.

(d)                                 Exhibits

3.1                                 Certificate of Amendment to Articles of Incorporation of Isonics Corporation effecting the reverse stock split.

10.1                           Waiver Agreement with Cornell Capital Partners, L.P.

10.2                           Settlement Agreement and Mutual Releases between Isonics and Mr. Alexander

10.3                           Settlement Agreement and Mutual Releases between Isonics and Mr. Rubizhevsky

10.4                           Employment Agreement with Christopher Toffales

10.5                           2007 Restructuring Equity Plan

99.1                           Press release dated February 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of February 2007.

Isonics Corporation

By:	/s/ John Sakys
John Sakys,
President and Interim Chief Executive Officer